ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Articles of Incorporation

(PURSUANT TO NRS 78)

| | |
|---|---|
| Filed in the office of<br>Ross Miller<br>Secretary of State<br>State of Nevada | Document Number<br>20070427294-47<br>Filing Date and Time<br>06/21/2007 11:35 AM<br>Entity Number<br>E0433832007-3 |

***Important. Read attached instructions before completing form.***

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | Minerco Resources, Inc. |
| 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) | InCorp Services, Inc.<br>Name<br>3155 East Patrick Lane - Suite 1 — Las Vegas — NEVADA — 89120-3481<br>Street Address — City — Zip Code |
| 3. Shares: (number of shares corporation authorized to issue) | Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value: |
| 4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees) | 1. Gordon DeGroot<br>Name<br>3155 East Patrick Lane - Suite 1 — Las Vegas — NV — 89120-3481<br>Street Address — City — State — Zip Code<br>2.<br>Name<br>Street Address — City — State — Zip Code<br>3.<br>Name<br>Street Address — City — State — Zip Code |
| 5. Purpose: (optional-see instructions) | The purpose of this Corporation shall be:<br>Any Legal Purpose |
| 6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator) | Doug Ansell on behalf of InCorp Services, Inc. — X [signature]<br>Name — Signature<br>3155 East Patrick Lane - Suite 1 — Las Vegas — NV — 89120-3481<br>Address — City — State — Zip Code |
| 7. Certificate of Acceptance of Appointment of Resident Agent: | I hereby accept appointment as Resident Agent for the above named corporation.<br>X [signature] — June 20, 2007<br>Authorized Signature of R. A. or On Behalf of R. A. Company — Date |

*This form must be accompanied by appropriate fees. See attached fee schedule.*